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                                                                    EXHIBIT 10.3

                                 MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement") made this 13th day of August, 1997, between Brewing Ventures LLC, a Minnesota limited liability company (hereinafter referred to as "Brewing Ventures") and Founders Food & Firkins Ltd., a Minnesota corporation (hereinafter referred to as "Founders").

                                      WITNESSETH

     WHEREAS, Founders proposes to establish and own a restaurant and microbrewery to be located at 830 West St. Germaine Street, St. Cloud, Minnesota (such real property and improvements hereinafter referred to as the "Restaurant");

     WHEREAS, Founders desires to appoint Brewing Ventures, and Brewing Ventures is willing to accept appointment, as Manager to manage and assist Founders in the development of the concept for the Restaurant including, without limitation, advice regarding the business and management of the Restaurant (the entire business conducted at the Restaurant is hereinafter collectively referred to as the "Business");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Brewing Ventures and Founders hereby agree as follows:

                                    ARTICLE 1
                  APPOINTMENT OF BREWING VENTURES AS CONSULTANT

1.1 Founders hereby appoints and employs Brewing Ventures to consult regarding the management of the Business including, without limitation, the development of the concept for the Restaurant.

1.2 Except as otherwise provided herein, this Agreement shall commence on the date hereof and shall terminate upon the merger or other acquisition of Founders or its assets, or upon the first anniversary of the closing of a public offering of Founders' Common Stock.

                                    ARTICLE 2
                 SERVICES OF BREWING VENTURES FOR THE RESTAURANT

2.1 Brewing Ventures shall consult regarding the Restaurant in a manner consistent with usual and customary standards therefor, as needed or required by Founders.

                                    ARTICLE 3
                 COMPENSATION OF BREWING VENTURES; RELATIONSHIP

3.1 In consideration for the services rendered by Brewing Ventures as provided in Article II above, Founders agrees to pay Brewing Ventures on a monthly basis, and as adjusted, a management fee equal to the greater of (A) one percent (1%) of Founders' monthly gross sales (not to exceed $2,083.33 per month) or (B) $2,083.33 per month.

3.2 The relationship created by this Agreement is that of principal (Founders) and agent (Brewing Ventures). Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or other arrangement between the parties, as Brewing Ventures is an independent contractor.


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                                    ARTICLE 4

                               TERMINATION OF AGREEMENT

4.1 Except as otherwise expressly provided herein, neither party hereto may terminate, modify or amend this Agreement without the prior written consent of the other party.

4.2 In the event of a material breach of either party of a term of this Agreement, the non-breaching party may terminate this Agreement upon thirty
     (30) days' written notice to the other.

4.3 This Agreement shall in all events terminate upon the dates and events described in Section 1.2 hereof.

4.4 In the event of a termination of this Agreement, Brewing Ventures shall be relieved of any further obligations, duties or responsibilities hereunder with respect to the Business.

                                    ARTICLE 5

                                 INDEMNIFICATION

5.1 Brewing Ventures shall indemnify and save Founders harmless from any liability, loss, damage, cost, claim or expense incurred by reason of Brewing Venture's employees, agents, officers and directors bad faith, fraud, gross negligence, or their breach of any express provision of this Agreement in the performance of their duties hereunder. Founders will indemnify and hold Brewing Ventures harmless from and against any liabilities, loss, claims, suits, damages, costs or expenses which are incurred in connection with the Business, or which are incurred by Brewing Ventures in the good faith performance of its duties hereunder, except to the extent that the same was caused solely by the negligent acts or omissions of Brewing Venture's employees, agents, officers or directors. The indemnity provisions of this Article shall survive the termination of this Agreement.

                                    ARTICLE 6

                             ARBITRATION OF DISPUTES

6.1 Any disputes or controversies arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement shall be resolved by Brewing Ventures and Founders. To the extent that Brewing Ventures and Founders are unable to resolve any such dispute or controversy, Brewing Ventures and Founders shall submit such dispute or controversy for arbitration before the American Arbitration Association in Minneapolis, Minnesota, pursuant to such Association's rules for commercial arbitration.

6.2 The decision of any arbitrator appointed pursuant to Section 6.1 shall be final and binding upon both parties. Judgment on the award rendered by such arbitrator may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons whom each party intends to call as witnesses at the hearing.

6.3 Founders and Brewing Ventures shall each select one independent arbitrator expert in the subject matter of the dispute (the arbitrators so selected shall be referred to herein as "Founders' Arbitrator" and "Brewing Venture's Arbitrator," respectively). In the event that either party fails to select an independent arbitrator as set forth herein within twenty (20) days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. Founders' Arbitrator and Brewing Venture's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter.


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                                    ARTICLE 7

                               MISCELLANEOUS PROVISIONS

7.1 The titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

7.2 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

7.3 Brewing Ventures and Founders shall have no right to transfer or assign any of their rights or obligations under this Agreement voluntarily, by operation of law or otherwise, without the prior written consent of the other.

7.4 This Agreement contains the entire agreement between the parties, and no variations, modifications or changes herein or hereunder shall be binding upon either party unless set forth in a document duly executed by or on behalf of the parties.

7.5 This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota without regard to conflicts of laws provisions thereof.

                                    ARTICLE 8

                                     NOTICES

8.1 All notices, demands or requests provided or permitted to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission (followed with original copies to be sent by national prepaid overnight delivery service), or (d) personal delivery with receipt acknowledged in writing, as follows:

     Founders Food & Firkins Ltd.       Brewing Ventures LLC
     5831 Cedar Lake Road               5831 Cedar Lake Road
     St. Louis Park, MN 55416           St. Louis Park, MN 55416

     All notices, demands and requests to be sent to either party or any assignee of the interest of a party hereunder pursuant hereto shall be deemed to have been properly given or served when actually received or refused by the party to whom the same is directed (except to the extent such notices, demands or requests are sent by certified or registered mail, return receipt requested, postage prepaid, in which case such notice shall be deemed given three (3) days after the date of mailing). Each party may designate a change of address or supplemental address(es) by notice to the other parties, given at least fifteen (15) days before such change of address is to become effective.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

FOUNDERS FOOD & FIRKINS LTD.            BREWING VENTURES LLC

By /s/ Steven J. Wagenheim              By /s/ Steven J. Wagenheim
   -----------------------------           ---------------------------
   Steven J. Wagenheim                     Steven J. Wagenheim
   Its Chief Executive Officer             Its Chief Manager


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